                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
NEON Systems, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                      KPMG LLP

Houston, Texas
March 5, 1999